Exhibit 99.1

Polished.com Announces Management Transition

Appoints Rick Bunka, Who Possesses Extensive Retail and E-Commerce Experience, as Interim CEO, and Bob Barry, Who Brings Institutional Knowledge and Strong Finance Expertise, as Interim CFO

Highlights Company’s Track Record of Profitable Growth and Strong Go-Forward Positioning in the Household Appliances Market

October 14, 2022 04:30 PM Eastern Daylight Time

BROOKLYN, N.Y.--(BUSINESS WIRE)--Polished.com Inc. (NYSE: POL) (formerly known as 1847 Goedeker Inc.) (“Polished” or the “Company”), a content driven and technology enabled shopping destination for appliances, furniture and home goods in the U.S. household appliances market, today announced the appointments of John “Rick” Bunka as interim Chief Executive Officer (“CEO”) and Robert “Bob” Barry as interim Chief Financial Officer (“CFO”), effective immediately.

In connection with the appointments, the Company also announced that it has accepted the resignations of Albert Fouerti, Maria Johnson and Elie Fouerti, effective immediately. Albert Fouerti remains a member of the Company’s Board of Directors (the “Board”).

Ellery Roberts, Executive Chairman, commented:

“The Board firmly believes that Polished can deliver significant long-term value for customers, strategic partners and stockholders. Over the past 18 months, the Company has consistently grown in a profitable manner and established a strong position in the expansive market for home appliances. As we move forward, Rick and Bob can help us sustain momentum while strengthening our foundation and operations. Rick is an accomplished executive with significant experience in the retail and e-commerce sectors. Bob is a high-integrity finance leader with institutional knowledge of our business and the home appliances market. We believe they are the right leaders for helping Polished navigate a transitional period and, ultimately, mature as an organization.”

Mr. Bunka, interim Chief Executive Officer, added:

“I am very excited to assume the role of interim Chief Executive Officer and help build on the foundation that exists at Polished. The Company has a strong growth trajectory and many of the ingredients for sustained success, including an extensive product catalog, proven ecommerce capabilities and unique value proposition in a $22 billion total addressable market. There are many talented executives and employees across the organization. I look forward to helping the business enhance its operations, grow its customer base and produce enhanced value for stockholders.”

New Executive Biographies

●	Rick Bunka has extensive executive leadership experience in the retail and e-commerce sectors, including holding senior roles at public and private companies with national footprints and strong growth trajectories. Mr. Bunka has developed highly regarded expertise in Hardline, Softline and Specialty retailing over a career spanning three decades. In 2019, Mr. Bunka co-founded Park North Capital, LLC, a merchant bank that services companies seeking to optimize their growth, capital structures, liquidity and operations. He is also the President of Point North LLC, a business advisory service, through which he served in an advisory role to Polished when it was known as 1847 Goedeker Inc. Formerly, Mr. Bunka held the position of President and Chief Executive Officer of Dots. Over his 15-year tenure at Dots, Mr. Bunka led a transformation of the regional close out retailer into a national specialty women’s brand with more than 400 stores across 28 states. He also spearheaded sale and liquidity processes that ultimately led to an outright sale of the business to a global private equity fund. Early in his career, he was a Management Consultant at PriceWaterhouse, specializing in strategic planning, merchandising and organizational development in the retail and service sectors.

●	Bob Barry is a proven executive and corporate director with demonstrated expertise across the retail sector and other consumer-facing industries. He was previously the Chief Accounting Officer of Polished when it was known as 1847 Goedeker Inc. Earlier in his career, Mr. Barry was Chief Executive Officer and Chief Financial Officer of Pawn Plus Inc., a chain of retail pawn stores. Prior to that, Mr. Barry served as Executive Vice President and Chief Financial Officer of Regional Management Corp. (NYSE: RM), a consumer loan business based in Greenville, South Carolina for several years. Prior to joining Regional Management Corp., he held various executive roles that include Executive Vice President and Chief Financial Officer for Regional Acceptance Corporation (NASDAQ: REGA) and Financial Institutions Partner at KPMG LLP. Mr. Barry is a Certified Public Accountant and also serves on the Board of Directors of 1847 Holdings LLC.

Recap Of Corporate Developments

Polished announced on August 15, 2022 that it filed a Form 12b-25 with the U.S. Securities and Exchange Commission (“SEC”) due to its inability to file its Form 10-Q for its second quarter of fiscal year 2022, which ended June 30, 2022. As noted in the Form 12b-25, the Board’s Audit Committee, with the assistance of independent legal counsel and consultants, is carrying out an internal investigation regarding certain allegations made by certain former employees related to the Company’s business operations. The Company continues to expect to complete the investigation in the coming months. As a result of the additional time required to complete the investigation, the Company’s process of finalizing financial statements for the second quarter could not be completed on a timely basis.

Additionally, Polished disclosed on August 25, 2022 that it received a notice from the New York Stock Exchange (“NYSE”), indicating that because the Company did not timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 (the “Form 10-Q”), it is not in compliance with the continued listing requirements under the timely filing criteria established in the NYSE American Company Guide. Under Section 1007 of the NYSE American Company Guide, Polished could be granted up to 12 months to cure the later filer delinquency. An initial six-month period to regain compliance is automatic and an additional six months is only granted upon request by the Company and approval by the NYSE. The NYSE notice has no immediate impact on the listing or trading of the Company’s securities on the NYSE American. The Company intends to regain compliance with the NYSE listing standards by filing its Form 10-Q with the SEC as soon as reasonably practicable.

ABOUT POLISHED

Polished is raising the bar, delivering a world-class, white-glove shopping experience for home appliances. From the best product selections from top brands to exceptional customer service, we are simplifying the purchasing process and empowering consumers as we provide a polished experience, from inspiration to installation. A product expert helps customers get inspired and imagine the space they want, then shares fresh ideas, unbiased recommendations and excellent deals to suit the project's budget and style. The goal is peace of mind when it comes to new appliances. Polished perks include its "Love-It-Or-Return-It" 30-day policy, extended warranties, the ability to arrange for delivery and installation at your convenience and other special offers. Learn more at www.Polished.com.

FORWARD LOOKING STATEMENTS

This press release contains "forward-looking statements" that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will", "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company's current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company’s control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those described more fully in the section titled "Risk Factors" of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts

Ashley Areopagita / Aaron Rabinovich

ir@polished.com